Exhibit 99.2

Apple Inc.

Q4 2009 Unaudited Summary Data

	Q3 2009		Q4 2008		Q4 2009		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,147	$3,827	1,121	$3,572	1,252	$4,297	9%	12%	12%	20%
Europe	626	2,006	611	1,723	761	2,491	22%	24%	25%	45%
Japan	108	416	78	320	79	434	- 27%	4%	1%	36%
Retail	492	1,496	596	1,718	670	1,867	36%	25%	12%	9%
Other Segments (1)	230	592	205	562	291	781	27%	32%	42%	39%

Total Operating Segments	2,603	$8,337	2,611	$7,895	3,053	$9,870	17%	18%	17%	25%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	849	$1,129	936	$1,363	787	$1,086	- 7%	- 4%	- 16%	- 20%
Portables (3)	1,754	2,200	1,675	2,257	2,266	2,866	29%	30%	35%	27%

Subtotal CPUs	2,603	3,329	2,611	3,620	3,053	3,952	17%	19%	17%	9%

iPod	10,215	1,492	11,052	1,660	10,177	1,563	0%	5%	- 8%	- 6%
Other Music Related Products and Services (4)		958		832		1,018		6%		22%
iPhone and Related Products and Services (5)	5,208	1,689	6,892	806	7,367	2,297	41%	36%	7%	185%
Peripherals and Other Hardware		341		428		393		15%		- 8%
Software, Service and Other Sales		528		549		647		23%		18%

Total Apple		$8,337		$7,895		$9,870		18%		25%

(1)	Other Segments include Asia Pacific and FileMaker.

(2)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(3)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

K = Units in thousands

$M = Amounts in millions